UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 10, 2009

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Montague Expressway, #504, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

NeoMagic Corporation (the “Company”) entered into a Consulting Agreement on December 7, 2009, with FLG Partners, LLC ("FLG Partners"), a chief financial officer services and board advisory consultancy firm to provide the Company with the services of James D, Pardee as an Acting Chief Financial Officer and principal financial and accounting officer until such time as the Company determines that it needs a full-time Chief Financial Officer. The Consulting Agreement is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 10, 2009, NeoMagic Corporation (the “Company”) announced that, effective as of December 7, 2009 (the “Start Date”), it had retained James D. Pardee, a partner at FLG Partners, LLC ("FLG Partners"), a chief financial officer services and board advisory consultancy firm, to serve as its Acting Chief Financial Officer. Mr. Pardee will serve in such capacity and as the Company’s principal financial and accounting officer until such time as the Company determines that it needs a full-time Chief Financial Officer. The Consulting Agreement is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 10, 2009, the Company is issuing a press release regarding the appointment of a Chief Fiancial Officer, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 to Form 8-K, the information set forth in this Item 7.01 and in the attached press release is deemed to be “furnished” and is not deemed to be “filed” for purposes of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated December 10, 2009

10.31	Confidential Consulting Agreement, dated December 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	December 10, 2009	/s/ Douglas R. Young
DOUGLAS R. YOUNG
President and Chief Financial Officer